UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 12, 2015

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 12, 2015, MiMedx Group, Inc. (the “Company”) and its subsidiaries entered into (i) a Credit Agreement (the “Credit Agreement”) with certain lenders and Bank of America, N.A., as administrative agent, and (ii) a Security and Pledge Agreement (the "Security Agreement") among the Company, its subsidiaries, and Bank of America, N.A., as administrative agent. The following is a summary of the material terms of the Credit Agreement and the Security Agreement.

General

The Credit Agreement establishes a senior secured revolving credit facility in favor of the Company, with an aggregate lender commitment of up to $50 million at any time outstanding, including a $5 million swing line sub-facility and a $10 million letter of credit sub-facility. The Credit Agreement also provides for an uncommitted incremental facility of up to $35 million, which can be exercised as one or more revolving commitment increases or new term loans, all subject to certain customary terms and conditions set forth in the Credit Agreement.

Use of Proceeds

The proceeds of the credit facility can be used to finance permitted acquisitions, working capital expenditures, and other lawful corporate purposes. As of the date hereof, there are no outstanding revolving loans under the Credit Agreement.

Guarantees

The obligations of the Company under the Credit Agreement are guaranteed by the Company's subsidiaries, MiMedx, Inc., MiMedx Processing Services, LLC, and MiMedx Tissue Services, LLC (collectively, the “Guarantors” and, together with the Company, the "Loan Parties").

Collateral

Pursuant to the Security Agreement, the obligations of the Loan Parties under the Credit Agreement and the other credit documents are secured by liens on and security interests in substantially all of the assets of each of the Loan Parties and a pledge of the equity interests of each subsidiary owned by a Loan Party, in each case subject to certain customary exclusions.

Interest

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Company’s option, the base rate or LIBOR, in each case plus an applicable margin. The base rate under the Credit Agreement equals the highest of (i) the agent’s prime rate, (ii) the Federal Funds rate plus 0.50%, or (iii) LIBOR for a one month interest period plus 1.0%. The initial applicable margin is 0.50% with respect to base rate borrowings and 1.50% with respect to the LIBOR borrowings. After the date a compliance certificate is required to be delivered for the fiscal year ending December 31, 2015, the applicable margin will be subject to quarterly pricing adjustments based on the Company’s consolidated leverage ratio as shown in each such compliance certificate.

Commitment Fee

In addition to paying interest on outstanding principal under the facility, the Company is required to pay a commitment fee in respect of committed but unutilized commitments equal to 0.25% per annum initially. After the date a compliance certificate is required to be delivered for the fiscal year ending December 31, 2015, the commitment fee will be subject to quarterly adjustments based on the Company's consolidated leverage ratio as shown in each such compliance certificate.

Letter of Credit Fees

The Company must pay a fee on outstanding letters of credit under the facility at a rate equal to the applicable margin in respect of LIBOR borrowings plus certain fronting and administrative fees.

Maturity

The maturity date of the revolving credit facility is October 12, 2018. The Credit Agreement provides that the maturity date may be extended up to twice for one additional year each, subject to certain customary terms and conditions set forth in the Credit Agreement, if requested by the Company and agreed-upon by the lenders.

Voluntary Prepayments and Commitment Reductions

The Company is able to voluntarily repay outstanding loans and reduce unused commitments, in each case, in whole or in part, at any time without premium or penalty, subject to customary breakage fees for LIBOR loan repayments that occur on a date other than the last day of an interest period.

Mandatory Prepayments

The Company is required to repay outstanding loans to the extent that the outstanding loans and letters of credit exceed the lender commitments in effect at any time.

Covenants

The Credit Agreement contains customary covenants for senior secured credit agreements of this type, that, subject to baskets, materiality thresholds, exceptions and qualifications, limit or restrict the ability of the Company and its subsidiaries to, among other things: (i) incur indebtedness; (iii) incur liens; (iv) make certain restricted payments, including stock repurchases, dividends, and distributions; (v) make certain investments; (vi) consummate certain mergers, acquisitions and asset dispositions; and (vii) conduct transactions with affiliates. In addition, the Credit Agreement includes (a) a requirement for the Company to maintain a maximum consolidated leverage ratio of 2.50:1.00; (b) a requirement for the Company to maintain a minimum consolidated fixed charge coverage ratio of 2.00:1.00; and (c) a requirement for the Company to maintain minimum liquidity of $10 million.

Events of Default

The Credit Agreement contains certain customary events of default, including: (i) failure to make required payments (subject to certain grace periods in the case of payments of interest and fees); (ii) material inaccuracy of representations and warranties; (iii) failure to comply with certain agreements or covenants; (iv) the occurrence of defaults under certain other indebtedness; (v) certain events of bankruptcy and insolvency; (vi) the existence of outstanding material judgments; (vii) the occurrence of certain material ERISA events; and (viii) the occurrence of a change in control.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, and the Security Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On October 12, 2015, the Company issued a press release containing certain information with respect to its financial results for the third quarter of 2015.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to Item 2.02 of this Form 8-K is to be considered “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated October 12, 2015, among MiMedx Group, Inc., the Guarantors identified therein, Bank of America, N.A., and the other Lenders party thereto
10.2	Security and Pledge Agreement dated October 12, 2015, among MiMedx Group, Inc., the Guarantors identified therein and Bank of America, N.A., as administrative agent
99.1	MiMedx Group, Inc. Press Release dated October 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 13, 2015	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer